Exhibit (a)(ii) under Form N-1A
                                     Exhibit (3)(i) under Item 601/Reg. S-K


                 FUND FOR U.S. GOVERNMENT SECURITIES, INC.

                          ARTICLES SUPPLEMENTARY
                            (Amendment No. 14)


      FUND FOR U.S. GOVERNMENT SECURITIES, INC., a Maryland corporation having its principal offices in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies:

      FIRST: The Board of Directors hereby reclassifies 500,000,000 of the authorized but unissued shares of common stock of the Corporation as 500,000,000 shares of Select Shares.

      SECOND: The shares of Common Stock reclassified hereby shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article FIFTH, paragraph (b) of the Corporation's charter and shall be subject to all provisions of the charter relating to stock of the Corporation generally.

      THIRD: The stock has been reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

      IN WITNESS WHEREOF, Fund for U.S. Government Securities, Inc. has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on January 12, 1994.

      The undersigned, John W. McGonigle, Vice President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be its corporate act and further certifies to the best of his knowledge, information and belief, that the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST:                             FUND FOR U.S. GOVERNMENT
                                    SECURITIES, INC.



/s/ Charles H. Field                      By:   /s/ John W. McGonigle
------------------------------------         ---------------------------------
Charles H. Field                    John W. McGonigle
Assistant Secretary                       Vice President